EXHIBIT 99.1
HBT FINANCIAL, INC. ANNOUNCES
THIRD QUARTER 2024 FINANCIAL RESULTS
Third Quarter Highlights
•Net income of $18.2 million, or $0.57 per diluted share; return on average assets (“ROAA”) of 1.44%; return on average stockholders' equity (“ROAE”) of 13.81%; and return on average tangible common equity (“ROATCE”)(1) of 16.25%
•Adjusted net income(1) of $19.2 million; or $0.61 per diluted share; adjusted ROAA(1) of 1.53%; adjusted ROAE(1) of 14.62%; and adjusted ROATCE(1) of 17.20%
•Asset quality remained strong with nonperforming assets to total assets of 0.17% and net charge-offs to average loans of 0.07%, on an annualized basis
•Net interest margin and net interest margin (tax-equivalent basis)(1) expanded to 3.98% and 4.03%, respectively
Bloomington, IL, October 21, 2024 – HBT Financial, Inc. (NASDAQ: HBT) (the “Company” or “HBT Financial” or “HBT”), the holding company for Heartland Bank and Trust Company, today reported net income of $18.2 million, or $0.57 diluted earnings per share, for the third quarter of 2024. This compares to net income of $18.1 million, or $0.57 diluted earnings per share, for the second quarter of 2024, and net income of $19.7 million, or $0.62 diluted earnings per share, for the third quarter of 2023.
J. Lance Carter, President and Chief Executive Officer of HBT Financial, said, “In the third quarter, we continued our consistently solid financial performance with net income of $18.2 million, adjusted net income(1) of $19.2 million, adjusted ROAA(1) of 1.53% and adjusted ROATCE(1) of 17.20%. We have also seen tangible equity continue to build, with tangible book value per share increasing 23.3% over the last year. Our net interest margin (tax-equivalent basis)(1) increased 3 basis points to 4.03% while funding costs remained modest, increasing 5 basis points to 1.47%. Our asset quality remains strong with net charge-offs at 0.07% of average loans on an annualized basis during the quarter and nonperforming assets to total assets at 0.17%. We have not seen any significant signs of stress in our loan portfolio, but we continue to monitor the portfolio closely. Noninterest income remained consistent and noninterest expense of $31.3 million was up only 2.1% when compared to the third quarter of 2023, as we remain focused on operational efficiency while continuing to invest in our business. Lastly, all capital ratios had solid increases and can support future organic growth or acquisitions.”
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(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

HBT Financial, Inc.

Adjusted Net Income
In addition to reporting GAAP results, the Company believes non-GAAP measures such as adjusted net income and adjusted earnings per share, which adjust for acquisition expenses, branch closure expenses, gains (losses) on closed branch premises, net earnings (losses) from closed or sold operations, charges related to termination of certain employee benefit plans, realized gains (losses) on sales of securities, and mortgage servicing rights fair value adjustments, provide investors with additional insight into its operational performance. The Company reported adjusted net income of $19.2 million, or $0.61 adjusted diluted earnings per share, for the third quarter of 2024. This compares to adjusted net income of $18.1 million, or $0.57 adjusted diluted earnings per share, for the second quarter of 2024, and adjusted net income of $20.3 million, or $0.63 adjusted diluted earnings per share, for the third quarter of 2023 (see “Reconciliation of Non-GAAP Financial Measures” tables below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures).
Net Interest Income and Net Interest Margin
Net interest income for the third quarter of 2024 was $47.7 million, an increase of 1.5% from $47.0 million for the second quarter of 2024. The increase was primarily attributable to improved loan yields which were mostly offset by an increase in funding costs.
Relative to the third quarter of 2023, net interest income decreased 1.1% from $48.3 million. The decrease was primarily attributable to higher funding costs which were partially offset by higher asset yields and an increase in interest-earning assets.
Net interest margin for the third quarter of 2024 was 3.98%, compared to 3.95% for the second quarter of 2024, and net interest margin (tax-equivalent basis)(1) for the third quarter of 2024 was 4.03%, compared to 4.00% for the second quarter of 2024. Higher yields on interest-earning assets, which increased by 7 basis points to 5.35%, were mostly offset by an increase in funding costs, with the cost of funds increasing by 5 basis points to 1.47%.
Relative to the third quarter of 2023, net interest margin decreased 9 basis points from 4.07% and net interest margin (tax-equivalent basis)(1) decreased 10 basis points from 4.13%. These decreases were primarily attributable to increases in funding costs outpacing increases in interest-earning asset yields.
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(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
Noninterest Income
Noninterest income for the third quarter of 2024 was $8.7 million, a decrease from $9.6 million for the second quarter of 2024. The decrease was primarily attributable to changes in the mortgage servicing rights (“MSR”) fair value adjustment, with a $1.5 million negative MSR fair value adjustment included in the third quarter 2024 results compared to a $0.1 million negative MSR fair value adjustment included in the second quarter 2024 results. Partially offsetting the MSR fair value adjustment was a $0.2 million increase in service charge income and a $0.2 million increase in other noninterest income, primarily attributable to swap fee income.
Relative to the third quarter of 2023, noninterest income decreased 8.3% from $9.5 million. The decrease was primarily attributable to the $1.5 million negative MSR fair value adjustment included in the third quarter 2024 results, partially offset by the absence of $0.8 million in realized losses on the sale of securities included in the third quarter 2023 results.

HBT Financial, Inc.

Noninterest Expense
Noninterest expense for the third quarter of 2024 was $31.3 million, a 2.7% increase from $30.5 million for the second quarter of 2024. The increase was primarily attributable to a $0.5 million increase in occupancy expense, driven in part by a seasonal increase in planned building maintenance expenses, and a $0.4 million increase in marketing and customer relations expense.
Relative to the third quarter of 2023, noninterest expense increased 2.1% from $30.7 million. The increase was primarily attributable to a $0.7 million increase in salaries and a $0.4 million increase in employee benefits. Partially offsetting these increases was a $0.3 million decrease in marketing and customer relations expense.
On February 1, 2023, HBT Financial completed its acquisition of Town and Country Financial Corporation (“Town and Country”) with the core system conversion successfully completed in April 2023. Acquisition-related expenses recognized during the nine months ended September 30, 2023 are summarized below. No Town and Country acquisition-related expenses were recognized subsequent to the second quarter of 2023.

(dollars in thousands)	Nine Months Ended September 30, 2023

PROVISION FOR CREDIT LOSSES	$5,924
NONINTEREST EXPENSE
Salaries	3,584
Furniture and equipment	39
Data processing	2,031
Marketing and customer relations	24
Loan collection and servicing	125
Legal fees and other noninterest expense	1,964
Total noninterest expense	7,767
Total acquisition-related expenses	$13,691
Loan Portfolio
Total loans outstanding, before allowance for credit losses, were $3.37 billion at September 30, 2024, compared with $3.39 billion at June 30, 2024, and $3.34 billion at September 30, 2023. The $15.7 million decrease from June 30, 2024 was primarily attributable to several larger commercial real estate loan payoffs due to the sale of the property and a couple of larger one-to-four family residential loan payoffs. These decreases were partially offset by increased line usage and term originations in our agricultural and farmland portfolio.
Deposits
Total deposits were $4.28 billion at September 30, 2024, compared with $4.32 billion at June 30, 2024, and $4.20 billion at September 30, 2023. The $38.0 million decrease from June 30, 2024 was primarily attributable to lower balances maintained in retail accounts and a $18.3 million decrease in escrow balances related to seasonal tax payments, partially offset by increases in public funds and business accounts. Additionally, we continue to see a shift towards higher cost deposit products, with decreases in noninterest-bearing deposits, interest-bearing demand, and savings balances being partially offset by an increase in money market and time deposit balances.

HBT Financial, Inc.

Asset Quality
Nonperforming loans totaled $8.2 million, or 0.24% of total loans, at September 30, 2024, compared with $8.4 million, or 0.25% of total loans, at June 30, 2024, and $6.7 million, or 0.20% of total loans, at September 30, 2023. Additionally, of the $8.2 million of nonperforming loans held as of September 30, 2024, $2.0 million is either wholly or partially guaranteed by the U.S. government. The $0.2 million decrease in nonperforming loans from June 30, 2024 was primarily attributable to the payoff of $0.1 million in nonaccrual agricultural and farmland loans.
The Company recorded a provision for credit losses of $0.6 million for the third quarter of 2024. The provision for credit losses primarily reflects a $1.2 million increase in required reserves resulting from changes in economic forecasts; a $0.2 million increase in required reserves resulting from qualitative factor changes; a $0.6 million decrease in required reserves driven by decreased loan balances and changes within the loan portfolio; and a $0.2 million decrease in specific reserves.
The Company had net charge-offs of $0.6 million, or 0.07% of average loans on an annualized basis, for the third quarter of 2024, compared to net charge-offs of $0.7 million, or 0.08% of average loans on an annualized basis, for the second quarter of 2024, and net recoveries of $0.1 million, or 0.01% of average loans on an annualized basis, for the third quarter of 2023. During the third quarter of 2024, net charge-offs were primarily recognized in the commercial and industrial category which had $0.7 million of net charge-offs.
The Company’s allowance for credit losses was 1.22% of total loans and 499% of nonperforming loans at September 30, 2024, compared with 1.21% of total loans and 484% of nonperforming loans at June 30, 2024. In addition, the allowance for credit losses on unfunded lending-related commitments totaled $4.1 million as of September 30, 2024, compared with $4.3 million as of June 30, 2024.
Capital
As of September 30, 2024, the Company exceeded all regulatory capital requirements under Basel III as summarized in the following table:

	September 30, 2024	For Capital Adequacy Purposes With Capital Conservation Buffer

Total capital to risk-weighted assets	16.54%	10.50%
Tier 1 capital to risk-weighted assets	14.48	8.50
Common equity tier 1 capital ratio	13.15	7.00
Tier 1 leverage ratio	11.16	4.00
The ratio of tangible common equity to tangible assets(1) increased to 9.35% as of September 30, 2024, from 8.74% as of June 30, 2024, and tangible book value per share(1) increased by $0.91 to $14.55 as of September 30, 2024, when compared to June 30, 2024.
During the third quarter of 2024, the Company did not repurchase shares of its common stock under its stock repurchase program. The Company’s Board of Directors has authorized the repurchase of up to $15 million of HBT Financial common stock under its stock repurchase program, which is in effect until January 1, 2025. As of September 30, 2024, the Company had $10.6 million remaining under the stock repurchase program.
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(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

HBT Financial, Inc.

About HBT Financial, Inc.
HBT Financial, Inc., headquartered in Bloomington, Illinois, is the holding company for Heartland Bank and Trust Company, and has banking roots that can be traced back to 1920. HBT Financial provides a comprehensive suite of financial products and services to consumers, businesses, and municipal entities throughout Illinois and eastern Iowa through 66 full-service branches. As of September 30, 2024, HBT Financial had total assets of $5.0 billion, total loans of $3.4 billion, and total deposits of $4.3 billion.
Non-GAAP Financial Measures
Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include net interest income (tax-equivalent basis), net interest margin (tax-equivalent basis), efficiency ratio (tax-equivalent basis), ratio of tangible common equity to tangible assets, tangible book value per share, ROATCE, adjusted net income, adjusted earnings per share, adjusted ROAA, adjusted ROAE, and adjusted ROATCE. Our management uses these non-GAAP financial measures, together with the related GAAP financial measures, in its analysis of our performance and in making business decisions. Management believes that it is a standard practice in the banking industry to present these non-GAAP financial measures, and accordingly believes that providing these measures may be useful for peer comparison purposes. These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP; nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures in the “Reconciliation of Non-GAAP Financial Measures” tables.
Forward-Looking Statements
Readers should note that in addition to the historical information contained herein, this press release contains, and future oral and written statements of the Company and its management may contain, “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “will,” “propose,” “may,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue,” or “should,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: (i) the strength of the local, state, national and international economies (including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics, acts of war or other threats thereof (including the Israeli-Palestinian conflict and the Russian invasion of Ukraine), or other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iii) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board; (iv) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business and any changes in response to the recent failures of other banks or as a result of the upcoming 2024 presidential election; (v) changes in interest rates and prepayment rates of the Company’s assets; (vi) increased competition in the financial services sector, including from non-bank competitors such as credit unions and “fintech” companies, and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (ix) the loss of key executives or employees; (x) changes in consumer spending; (xi) unexpected outcomes of existing or new litigation involving the Company; (xii) the economic impact of exceptional weather occurrences such as tornadoes, floods and blizzards; (xiii) fluctuations in the value of securities held in our securities portfolio; (xiv) concentrations within our loan portfolio (including commercial real estate loans), large loans to certain borrowers, and large deposits from certain clients; (xv) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and may withdraw deposits to diversify their exposure; (xvi) the level of non-

HBT Financial, Inc.

performing assets on our balance sheets; (xvii) interruptions involving our information technology and communications systems or third-party servicers; (xviii) breaches or failures of our information security controls or cybersecurity-related incidents, and (xix) the ability of the Company to manage the risks associated with the foregoing as well as anticipated. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.
CONTACT:
Peter Chapman
HBTIR@hbtbank.com
(309) 664-4556

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	As of or for the Three Months Ended			Nine Months Ended September 30,
(dollars in thousands, except per share data)	September 30, 2024	June 30, 2024	September 30, 2023	2024	2023
Interest and dividend income	$64,117	$62,824	$59,041	$188,902	$167,588
Interest expense	16,384	15,796	10,762	47,453	23,600
Net interest income	47,733	47,028	48,279	141,449	143,988
Provision for credit losses	603	1,176	480	2,306	6,460
Net interest income after provision for credit losses	47,130	45,852	47,799	139,143	137,528
Noninterest income	8,705	9,610	9,490	23,941	26,841
Noninterest expense	31,322	30,509	30,671	93,099	100,577
Income before income tax expense	24,513	24,953	26,618	69,985	63,792
Income tax expense	6,333	6,883	6,903	18,477	16,396
Net income	$18,180	$18,070	$19,715	$51,508	$47,396

Earnings per share - Diluted	$0.57	$0.57	$0.62	$1.62	$1.49

Adjusted net income (1)	$19,244	$18,139	$20,279	$55,456	$58,910
Adjusted earnings per share - Diluted (1)	0.61	0.57	0.63	1.75	1.86

Book value per share	$17.04	$16.14	$14.36
Tangible book value per share (1)	14.55	13.64	11.80

Shares of common stock outstanding	31,559,366	31,559,366	31,774,140
Weighted average shares of common stock outstanding	31,559,366	31,579,457	31,829,250	31,600,442	31,598,650

SUMMARY RATIOS
Net interest margin *	3.98%	3.95%	4.07%	3.96%	4.14%
Net interest margin (tax-equivalent basis) * (1)(2)	4.03	4.00	4.13	4.01	4.20

Efficiency ratio	54.24%	52.61%	51.85%	55.00%	57.73%
Efficiency ratio (tax-equivalent basis) (1)(2)	53.71	52.10	51.25	54.45	57.04

Loan to deposit ratio	78.72%	78.39%	79.63%

Return on average assets *	1.44%	1.45%	1.58%	1.37%	1.29%
Return on average stockholders' equity *	13.81	14.48	17.02	13.58	14.22
Return on average tangible common equity * (1)	16.25	17.21	20.70	16.11	17.17

Adjusted return on average assets * (1)	1.53%	1.45%	1.62%	1.48%	1.61%
Adjusted return on average stockholders' equity * (1)	14.62	14.54	17.51	14.62	17.68
Adjusted return on average tangible common equity * (1)	17.20	17.27	21.29	17.34	21.34

CAPITAL
Total capital to risk-weighted assets	16.54%	16.01%	15.09%
Tier 1 capital to risk-weighted assets	14.48	13.98	13.18
Common equity tier 1 capital ratio	13.15	12.66	11.88
Tier 1 leverage ratio	11.16	10.83	10.34
Total stockholders' equity to total assets	10.77	10.18	9.14
Tangible common equity to tangible assets (1)	9.35	8.74	7.64

ASSET QUALITY
Net charge-offs (recoveries) to average loans *	0.07%	0.08%	(0.01)%	0.04%	(0.01)%
Allowance for credit losses to loans, before allowance for credit losses	1.22	1.21	1.16
Nonperforming loans to loans, before allowance for credit losses	0.24	0.25	0.20
Nonperforming assets to total assets	0.17	0.17	0.16
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*Annualized measure.
(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary
Consolidated Statements of Income

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands, except per share data)	September 30, 2024	June 30, 2024	September 30, 2023	2024	2023
INTEREST AND DIVIDEND INCOME
Loans, including fees:
Taxable	$53,650	$52,177	$49,640	$157,753	$138,948
Federally tax exempt	1,133	1,097	1,072	3,324	3,064
Debt Securities:
Taxable	6,453	6,315	6,402	18,972	19,460
Federally tax exempt	502	521	978	1,620	3,337
Interest-bearing deposits in bank	2,230	2,570	714	6,752	2,234
Other interest and dividend income	149	144	235	481	545
Total interest and dividend income	64,117	62,824	59,041	188,902	167,588
INTEREST EXPENSE
Deposits	14,649	14,133	7,211	42,375	13,908
Securities sold under agreements to repurchase	134	129	35	415	107
Borrowings	119	121	2,108	365	5,594
Subordinated notes	470	469	470	1,409	1,409
Junior subordinated debentures issued to capital trusts	1,012	944	938	2,889	2,582
Total interest expense	16,384	15,796	10,762	47,453	23,600
Net interest income	47,733	47,028	48,279	141,449	143,988
PROVISION FOR CREDIT LOSSES	603	1,176	480	2,306	6,460
Net interest income after provision for credit losses	47,130	45,852	47,799	139,143	137,528
NONINTEREST INCOME
Card income	2,753	2,885	2,763	8,254	8,326
Wealth management fees	2,670	2,623	2,381	7,840	6,998
Service charges on deposit accounts	2,081	1,902	2,040	5,852	5,830
Mortgage servicing	1,113	1,111	1,169	3,279	3,522
Mortgage servicing rights fair value adjustment	(1,488)	(97)	23	(1,505)	(460)
Gains on sale of mortgage loans	461	443	476	1,202	1,125
Realized gains (losses) on sales of securities	—	—	(813)	(3,382)	(1,820)
Unrealized gains (losses) on equity securities	136	(96)	(46)	24	(61)
Gains (losses) on foreclosed assets	(44)	(28)	550	15	443
Gains (losses) on other assets	(2)	—	52	(637)	161
Income on bank owned life insurance	170	166	153	500	415
Other noninterest income	855	701	742	2,499	2,362
Total noninterest income	8,705	9,610	9,490	23,941	26,841
NONINTEREST EXPENSE
Salaries	16,325	16,364	15,644	49,346	51,715
Employee benefits	2,997	2,860	2,616	8,662	7,658
Occupancy of bank premises	2,695	2,243	2,573	7,520	7,460
Furniture and equipment	446	548	667	1,544	2,135
Data processing	2,640	2,606	2,581	8,171	9,787
Marketing and customer relations	1,380	996	1,679	3,372	3,874
Amortization of intangible assets	710	710	720	2,130	1,950
FDIC insurance	572	565	512	1,697	1,705
Loan collection and servicing	476	475	345	1,403	971
Foreclosed assets	19	10	76	78	234
Other noninterest expense	3,062	3,132	3,258	9,176	13,088
Total noninterest expense	31,322	30,509	30,671	93,099	100,577
INCOME BEFORE INCOME TAX EXPENSE	24,513	24,953	26,618	69,985	63,792
INCOME TAX EXPENSE	6,333	6,883	6,903	18,477	16,396
NET INCOME	$18,180	$18,070	$19,715	$51,508	$47,396

EARNINGS PER SHARE - BASIC	$0.58	$0.57	$0.62	$1.63	$1.50
EARNINGS PER SHARE - DILUTED	$0.57	$0.57	$0.62	$1.62	$1.49
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	31,559,366	31,579,457	31,829,250	31,600,442	31,598,650

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary
Consolidated Balance Sheets

(dollars in thousands)	September 30, 2024	June 30, 2024	September 30, 2023
ASSETS
Cash and due from banks	$26,776	$22,604	$24,757
Interest-bearing deposits with banks	152,895	172,636	87,156
Cash and cash equivalents	179,671	195,240	111,913

Interest-bearing time deposits with banks	—	520	500
Debt securities available-for-sale, at fair value	710,303	669,055	753,163
Debt securities held-to-maturity	505,075	512,549	527,144
Equity securities with readily determinable fair value	3,364	3,228	3,106
Equity securities with no readily determinable fair value	2,638	2,613	2,300
Restricted stock, at cost	5,086	5,086	11,165
Loans held for sale	2,959	858	3,563

Loans, before allowance for credit losses	3,369,830	3,385,483	3,342,786
Allowance for credit losses	(40,966)	(40,806)	(38,863)
Loans, net of allowance for credit losses	3,328,864	3,344,677	3,303,923

Bank owned life insurance	24,405	24,235	23,747
Bank premises and equipment, net	65,919	65,711	64,713
Bank premises held for sale	317	317	35
Foreclosed assets	376	320	1,519
Goodwill	59,820	59,820	59,820
Intangible assets, net	18,552	19,262	21,402
Mortgage servicing rights, at fair value	17,496	18,984	20,156
Investments in unconsolidated subsidiaries	1,614	1,614	1,614
Accrued interest receivable	24,160	22,425	23,447
Other assets	40,109	59,685	58,538
Total assets	$4,990,728	$5,006,199	$4,991,768

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest-bearing	$1,008,359	$1,045,697	$1,086,877
Interest-bearing	3,272,341	3,272,996	3,111,191
Total deposits	4,280,700	4,318,693	4,198,068

Securities sold under agreements to repurchase	29,029	29,330	28,900
Federal Home Loan Bank advances	13,435	13,734	177,650
Subordinated notes	39,533	39,514	39,454
Junior subordinated debentures issued to capital trusts	52,834	52,819	52,774
Other liabilities	37,535	42,640	38,671
Total liabilities	4,453,066	4,496,730	4,535,517

Stockholders' Equity
Common stock	328	328	327
Surplus	296,810	296,430	295,483
Retained earnings	302,532	290,386	256,050
Accumulated other comprehensive income (loss)	(38,989)	(54,656)	(78,432)
Treasury stock at cost	(23,019)	(23,019)	(17,177)
Total stockholders’ equity	537,662	509,469	456,251
Total liabilities and stockholders’ equity	$4,990,728	$5,006,199	$4,991,768
SHARES OF COMMON STOCK OUTSTANDING	31,559,366	31,559,366	31,774,140

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

(dollars in thousands)	September 30, 2024	June 30, 2024	September 30, 2023

LOANS
Commercial and industrial	$395,598	$400,276	$386,933
Commercial real estate - owner occupied	288,838	289,992	297,242
Commercial real estate - non-owner occupied	889,188	889,193	901,929
Construction and land development	359,151	365,371	371,158
Multi-family	432,712	429,951	388,742
One-to-four family residential	472,040	484,335	488,655
Agricultural and farmland	297,102	285,822	275,239
Municipal, consumer, and other	235,201	240,543	232,888
Total loans	$3,369,830	$3,385,483	$3,342,786

(dollars in thousands)	September 30, 2024	June 30, 2024	September 30, 2023

DEPOSITS
Noninterest-bearing deposits	$1,008,359	$1,045,697	$1,086,877
Interest-bearing deposits:
Interest-bearing demand	1,076,445	1,094,797	1,134,721
Money market	795,150	769,386	673,780
Savings	566,783	582,752	623,083
Time	803,964	796,069	564,634
Brokered	29,999	29,992	114,973
Total interest-bearing deposits	3,272,341	3,272,996	3,111,191
Total deposits	$4,280,700	$4,318,693	$4,198,068

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	Three Months Ended
	September 30, 2024			June 30, 2024			September 30, 2023
(dollars in thousands)	Average Balance	Interest	Yield/Cost *	Average Balance	Interest	Yield/Cost *	Average Balance	Interest	Yield/Cost *

ASSETS
Loans	$3,379,299	$54,783	6.45%	$3,374,058	$53,274	6.35%	$3,296,703	$50,712	6.10%
Debt Securities	1,191,642	6,955	2.32	1,187,795	6,836	2.31	1,317,603	7,380	2.22
Deposits with banks	185,870	2,230	4.77	211,117	2,570	4.90	77,595	714	3.65
Other	12,660	149	4.68	12,588	144	4.60	16,430	235	5.68
Total interest-earning assets	4,769,471	$64,117	5.35%	4,785,558	$62,824	5.28%	4,708,331	$59,041	4.97%
Allowance for credit losses	(40,780)			(40,814)			(38,317)
Noninterest-earning assets	278,030			283,103			294,818
Total assets	$5,006,721			$5,027,847			$4,964,832

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$1,085,609	$1,408	0.52%	$1,123,592	$1,429	0.51%	$1,160,654	$761	0.26%
Money market	800,651	4,726	2.35	788,744	4,670	2.38	682,772	2,026	1.18
Savings	573,077	396	0.27	592,312	393	0.27	639,384	249	0.15
Time	804,379	7,702	3.81	763,507	7,117	3.75	519,683	3,275	2.50
Brokered	29,996	417	5.54	38,213	524	5.51	66,776	900	5.34
Total interest-bearing deposits	3,293,712	14,649	1.77	3,306,368	14,133	1.72	3,069,269	7,211	0.93
Securities sold under agreements to repurchase	29,426	134	1.80	30,440	129	1.70	33,807	35	0.41
Borrowings	13,691	119	3.47	13,466	121	3.60	157,908	2,108	5.30
Subordinated notes	39,524	470	4.73	39,504	469	4.78	39,444	470	4.72
Junior subordinated debentures issued to capital trusts	52,827	1,012	7.63	52,812	944	7.18	52,767	938	7.05
Total interest-bearing liabilities	3,429,180	$16,384	1.90%	3,442,590	$15,796	1.85%	3,353,195	$10,762	1.27%
Noninterest-bearing deposits	1,013,893			1,043,614			1,105,472
Noninterest-bearing liabilities	39,903			39,806			46,564
Total liabilities	4,482,976			4,526,010			4,505,231
Stockholders' Equity	523,745			501,837			459,601
Total liabilities and stockholders’ equity	$5,006,721			$5,027,847			$4,964,832

Net interest income/Net interest margin (1)		$47,733	3.98%		$47,028	3.95%		$48,279	4.07%
Tax-equivalent adjustment (2)		552	0.05		553	0.05		675	0.06
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (2) (3)		$48,285	4.03%		$47,581	4.00%		$48,954	4.13%
Net interest rate spread (4)			3.45%			3.43%			3.70%
Net interest-earning assets (5)	$1,340,291			$1,342,968			$1,355,136
Ratio of interest-earning assets to interest-bearing liabilities	1.39			1.39			1.40
Cost of total deposits			1.35%			1.31%			0.69%
Cost of funds			1.47			1.42			0.96
____________________________________
*Annualized measure.
(1)Net interest margin represents net interest income divided by average total interest-earning assets.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(4)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	Nine Months Ended
	September 30, 2024			September 30, 2023
(dollars in thousands)	Average Balance	Interest	Yield/Cost *	Average Balance	Interest	Yield/Cost *

ASSETS
Loans	$3,374,875	$161,077	6.38%	$3,183,641	$142,012	5.96%
Debt Securities	1,197,772	20,592	2.30	1,366,298	22,797	2.23
Deposits with banks	188,087	6,752	4.80	84,720	2,234	3.53
Other	12,744	481	5.04	15,334	545	4.75
Total interest-earning assets	4,773,478	$188,902	5.29%	4,649,993	$167,588	4.82%
Allowance for credit losses	(40,611)			(37,053)
Noninterest-earning assets	279,789			289,843
Total assets	$5,012,656			$4,902,783

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$1,112,198	$4,148	0.50%	$1,204,937	$1,902	0.21%
Money market	800,693	14,193	2.37	664,036	4,467	0.90
Savings	592,134	1,232	0.28	678,495	616	0.12
Time	744,349	20,744	3.72	441,760	6,011	1.82
Brokered	50,046	2,058	5.49	22,987	912	5.30
Total interest-bearing deposits	3,299,420	42,375	1.72	3,012,215	13,908	0.62
Securities sold under agreements to repurchase	30,769	415	1.80	35,844	107	0.40
Borrowings	13,387	365	3.64	148,443	5,594	5.04
Subordinated notes	39,504	1,409	4.76	39,424	1,409	4.78
Junior subordinated debentures issued to capital trusts	52,812	2,889	7.31	51,054	2,582	6.76
Total interest-bearing liabilities	3,435,892	$47,453	1.84%	3,286,980	$23,600	0.96%
Noninterest-bearing deposits	1,031,239			1,123,917
Noninterest-bearing liabilities	38,943			46,310
Total liabilities	4,506,074			4,457,207
Stockholders' Equity	506,582			445,576
Total liabilities and stockholders’ equity	$5,012,656			4,902,783

Net interest income/Net interest margin (1)		$141,449	3.96%		$143,988	4.14%
Tax-equivalent adjustment (2)		1,680	0.05		2,092	0.06
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (2) (3)		$143,129	4.01%		$146,080	4.20%
Net interest rate spread (4)			3.45%			3.86%
Net interest-earning assets (5)	$1,337,586			$1,363,013
Ratio of interest-earning assets to interest-bearing liabilities	1.39			1.41
Cost of total deposits			1.31%			0.45%
Cost of funds			1.42			0.72
____________________________________
*    Annualized measure.
(1)Net interest margin represents net interest income divided by average total interest-earning assets.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(4)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

(dollars in thousands)	September 30, 2024	June 30, 2024	September 30, 2023

NONPERFORMING ASSETS
Nonaccrual	$8,200	$8,425	$6,678
Past due 90 days or more, still accruing	5	7	—
Total nonperforming loans	8,205	8,432	6,678
Foreclosed assets	376	320	1,519
Total nonperforming assets	$8,581	$8,752	$8,197

Nonperforming loans that are wholly or partially guaranteed by the U.S. Government	$2,046	$2,132	$1,968

Allowance for credit losses	$40,966	$40,806	$38,863
Loans, before allowance for credit losses	3,369,830	3,385,483	3,342,786

CREDIT QUALITY RATIOS
Allowance for credit losses to loans, before allowance for credit losses	1.22%	1.21%	1.16%
Allowance for credit losses to nonaccrual loans	499.59	484.34	581.96
Allowance for credit losses to nonperforming loans	499.28	483.94	581.96
Nonaccrual loans to loans, before allowance for credit losses	0.24	0.25	0.20
Nonperforming loans to loans, before allowance for credit losses	0.24	0.25	0.20
Nonperforming assets to total assets	0.17	0.17	0.16
Nonperforming assets to loans, before allowance for credit losses, and foreclosed assets	0.25	0.26	0.25

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands)	September 30, 2024	June 30, 2024	September 30, 2023	2024	2023

ALLOWANCE FOR CREDIT LOSSES
Beginning balance	$40,806	$40,815	$37,814	$40,048	$25,333
Adoption of ASC 326	—	—	—	—	6,983
PCD allowance established in acquisition	—	—	—	—	1,247
Provision for credit losses	746	677	983	1,983	5,004
Charge-offs	(1,101)	(870)	(412)	(2,198)	(733)
Recoveries	515	184	478	1,133	1,029
Ending balance	$40,966	$40,806	$38,863	$40,966	$38,863

Net charge-offs (recoveries)	$586	$686	$(66)	$1,065	$(296)
Average loans	3,379,299	3,374,058	3,296,703	3,374,875	3,183,641

Net charge-offs (recoveries) to average loans *	0.07%	0.08%	(0.01)%	0.04%	(0.01)%
____________________________________
*Annualized measure.

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands)	September 30, 2024	June 30, 2024	September 30, 2023	2024	2023

PROVISION FOR CREDIT LOSSES
Loans (1)	$746	$677	$983	$1,983	$5,004
Unfunded lending-related commitments (1)	(143)	499	297	323	1,456
Debt securities	—	—	(800)	—	—
Total provision for credit losses	$603	$1,176	$480	$2,306	$6,460
____________________________________
(1)Includes recognition of an allowance for credit losses on non-PCD loans of $5.2 million and an allowance for credit losses on unfunded commitments of $0.7 million in connection with the Town and Country merger during the first quarter of 2023.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Adjusted Net Income and Adjusted Return on Average Assets

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands)	September 30, 2024	June 30, 2024	September 30, 2023	2024	2023

Net income	$18,180	$18,070	$19,715	$51,508	$47,396
Adjustments:
Acquisition expenses (1)	—	—	—	—	(13,691)
Gains (losses) on closed branch premises	—	—	—	(635)	75
Realized gains (losses) on sales of securities	—	—	(813)	(3,382)	(1,820)
Mortgage servicing rights fair value adjustment	(1,488)	(97)	23	(1,505)	(460)
Total adjustments	(1,488)	(97)	(790)	(5,522)	(15,896)
Tax effect of adjustments (2)	424	28	226	1,574	4,382
Total adjustments after tax effect	(1,064)	(69)	(564)	(3,948)	(11,514)
Adjusted net income	$19,244	$18,139	$20,279	$55,456	$58,910

Average assets	$5,006,721	$5,027,847	$4,964,832	$5,012,656	$4,902,783

Return on average assets *	1.44%	1.45%	1.58%	1.37%	1.29%
Adjusted return on average assets *	1.53	1.45	1.62	1.48	1.61
____________________________________
*Annualized measure.
(1)Includes recognition of an allowance for credit losses on non-PCD loans of $5.2 million and an allowance for credit losses on unfunded commitments of $0.7 million in connection with the Town and Country merger during the first quarter of 2023.
(2)Assumes a federal income tax rate of 21% and a state tax rate of 9.5%.
Reconciliation of Non-GAAP Financial Measures –
Adjusted Earnings Per Share — Basic and Diluted

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands, except per share amounts)	September 30, 2024	June 30, 2024	September 30, 2023	2024	2023

Numerator:
Net income	$18,180	$18,070	$19,715	$51,508	$47,396
Earnings allocated to participating securities (1)	—	—	(10)	—	(26)
Numerator for earnings per share - basic and diluted	$18,180	$18,070	$19,705	$51,508	$47,370

Adjusted net income	$19,244	$18,139	$20,279	$55,456	$58,910
Earnings allocated to participating securities (1)	—	—	(10)	—	(33)
Numerator for adjusted earnings per share - basic and diluted	$19,244	$18,139	$20,269	$55,456	$58,877

Denominator:
Weighted average common shares outstanding	31,559,366	31,579,457	31,829,250	31,600,442	31,598,650
Dilutive effect of outstanding restricted stock units	118,180	87,354	137,187	115,266	102,574
Weighted average common shares outstanding, including all dilutive potential shares	31,677,546	31,666,811	31,966,437	31,715,708	31,701,224

Earnings per share - Basic	$0.58	$0.57	$0.62	$1.63	$1.50
Earnings per share - Diluted	$0.57	$0.57	$0.62	$1.62	$1.49

Adjusted earnings per share - Basic	$0.61	$0.57	$0.64	$1.75	$1.86
Adjusted earnings per share - Diluted	$0.61	$0.57	$0.63	$1.75	$1.86
____________________________________
(1)The Company previously granted restricted stock units that contain non-forfeitable rights to dividend equivalents, which were considered participating securities. Prior to 2024, these restricted stock units were included in the calculation of basic earnings per share using the two-class method. The two-class method of computing earnings per share is an earnings allocation formula that determines earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Net Interest Income (Tax-equivalent Basis) and Net Interest Margin (Tax-equivalent Basis)

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands)	September 30, 2024	June 30, 2024	September 30, 2023	2024	2023

Net interest income (tax-equivalent basis)
Net interest income	$47,733	$47,028	$48,279	$141,449	$143,988
Tax-equivalent adjustment (1)	552	553	675	1,680	2,092
Net interest income (tax-equivalent basis) (1)	$48,285	$47,581	$48,954	$143,129	$146,080

Net interest margin (tax-equivalent basis)
Net interest margin *	3.98%	3.95%	4.07%	3.96%	4.14%
Tax-equivalent adjustment * (1)	0.05	0.05	0.06	0.05	0.06
Net interest margin (tax-equivalent basis) * (1)	4.03%	4.00%	4.13%	4.01%	4.20%

Average interest-earning assets	$4,769,471	$4,785,558	$4,708,331	$4,773,478	$4,649,993
____________________________________
*Annualized measure.
(1)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.
Reconciliation of Non-GAAP Financial Measures –
Efficiency Ratio (Tax-equivalent Basis)

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands)	September 30, 2024	June 30, 2024	September 30, 2023	2024	2023

Efficiency ratio (tax-equivalent basis)
Total noninterest expense	$31,322	$30,509	$30,671	$93,099	$100,577
Less: amortization of intangible assets	710	710	720	2,130	1,950
Noninterest expense excluding amortization of intangible assets	$30,612	$29,799	$29,951	$90,969	$98,627

Net interest income	$47,733	$47,028	$48,279	$141,449	$143,988
Total noninterest income	8,705	9,610	9,490	23,941	26,841
Operating revenue	56,438	56,638	57,769	165,390	170,829
Tax-equivalent adjustment (1)	552	553	675	1,680	2,092
Operating revenue (tax-equivalent basis) (1)	$56,990	$57,191	$58,444	$167,070	$172,921

Efficiency ratio	54.24%	52.61%	51.85%	55.00%	57.73%
Efficiency ratio (tax-equivalent basis) (1)	53.71	52.10	51.25	54.45	57.04
____________________________________
(1)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Ratio of Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share

(dollars in thousands, except per share data)	September 30, 2024	June 30, 2024	September 30, 2023

Tangible Common Equity
Total stockholders' equity	$537,662	$509,469	$456,251
Less: Goodwill	59,820	59,820	59,820
Less: Intangible assets, net	18,552	19,262	21,402
Tangible common equity	$459,290	$430,387	$375,029

Tangible Assets
Total assets	$4,990,728	$5,006,199	$4,991,768
Less: Goodwill	59,820	59,820	59,820
Less: Intangible assets, net	18,552	19,262	21,402
Tangible assets	$4,912,356	$4,927,117	$4,910,546

Total stockholders' equity to total assets	10.77%	10.18%	9.14%
Tangible common equity to tangible assets	9.35	8.74	7.64

Shares of common stock outstanding	31,559,366	31,559,366	31,774,140

Book value per share	$17.04	$16.14	$14.36
Tangible book value per share	14.55	13.64	11.80
Reconciliation of Non-GAAP Financial Measures –
Return on Average Tangible Common Equity,
Adjusted Return on Average Stockholders' Equity and Adjusted Return on Average Tangible Common Equity

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands)	September 30, 2024	June 30, 2024	September 30, 2023	2024	2023

Average Tangible Common Equity
Total stockholders' equity	$523,745	$501,837	$459,601	$506,582	$445,576
Less: Goodwill	59,820	59,820	59,875	59,820	56,406
Less: Intangible assets, net	18,892	19,605	21,793	19,607	20,005
Average tangible common equity	$445,033	$422,412	$377,933	$427,155	$369,165

Net income	$18,180	$18,070	$19,715	$51,508	$47,396
Adjusted net income	19,244	18,139	20,279	55,456	58,910

Return on average stockholders' equity *	13.81%	14.48%	17.02%	13.58%	14.22%
Return on average tangible common equity *	16.25	17.21	20.70	16.11	17.17

Adjusted return on average stockholders' equity *	14.62%	14.54%	17.51%	14.62%	17.68%
Adjusted return on average tangible common equity *	17.20	17.27	21.29	17.34	21.34
____________________________________
*Annualized measure.